EXHIBIT 10.50

                             EMPLOYMENT AGREEMENT


      This Employment Agreement (the "Agreement") is entered into as of the 1st day of May, 1998, by and between First Investors Financial Services Group, Inc., a Texas corporation (the "Employer"), and Joseph A. Pisano, a resident of Harris County, Texas (the "Employee"), who agree as follows:

      1. EMPLOYMENT AND TERM. Employer hereby employs Employee and Employee hereby accepts employment at the salary and upon the terms and conditions herein set forth, to work for Employer in the capacities set forth herein for a term beginning on the date hereof and ending on July 31, 2000.

      2.    DUTIES.

            A. It is anticipated that Employee will serve as the Vice President and Chief Operating Officer of Employer, but nothing herein shall limit the authority of the Board of Directors of Employer to elect or remove corporate officers. Employee agrees, as long as he is employed by Employer, to devote substantially all of his business time and efforts to his duties in such capacity for the profit, benefit and advantage of Employer. Employee shall also serve in such additional offices or capacities with Employer or its affiliates to which he may be elected or appointed and as are consistent with his primary duties hereunder.
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            B. The principal office of Employee shall be in Houston, Texas where the principal portion of his duties shall be performed.

      3.    COMPENSATION.

            A. As compensation for his services hereunder, Employer shall pay Employee a salary at the rate of $150,000 per annum during the term hereof, payable in equal semi-monthly installments as it accrues. Such salary will be reviewed annually by the President and the Compensation Committee of the Board of Directors of the Employer, such review to take place within a reasonable time after release of the Employer's audited consolidated financial statements for the relevant Fiscal Year.

            B. In addition to the salary provided by Section 3(A), Employee shall be paid an incentive bonus (the "Bonus") with respect to the Employer's fiscal years ending April 30, 1999 and April 30, 2000 (each referred to as a "Fiscal Year") in the amounts and subject to the terms and conditions set forth below:

            (i) For purposes of this Section 3(B): (a) the term "Consolidated Net Income" shall mean the Employer's consolidated net income (after federal income tax and any applicable state income taxes) as reflected by its consolidated statement of operations for the relevant Fiscal Year as reported upon by the Employer's independent public accountants; (b) the term "Budget Benchmark" shall mean the Employer's budgeted consolidated net income (after federal income tax and any applicable state income taxes) as reflected by the annual fiscal budget adopted by the Employer's Board of Directors for the relevant Fiscal Year; and (c) the term "Benchmark Percentage" shall mean the quotient, expressed as a percentage, obtained by dividing (I) the

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Consolidated Net Income for the relevant Fiscal Year, by (II) the Budget
Benchmark for such Fiscal Year.

            (ii) No Bonus shall be paid for any Fiscal Year with respect to which the Benchmark Percentage is less than 97%. If the Benchmark Percentage for any Fiscal Year is 106% or greater, the Bonus shall be paid in the amount of $40,000. If the Benchmark Percentage for any Fiscal Year is 97% or greater, but less than 106%, the Bonus shall be paid as follows:

===============================================================================
         BENCHMARK
        PERCENTAGE
       (OR GREATER)              BUT LESS THAN                 BONUS
-------------------------------------------------------------------------------
            97%                       98%                     $ 6,667
-------------------------------------------------------------------------------
            98%                       99%                     $13,333
-------------------------------------------------------------------------------
            99%                      100%                     $20,000
-------------------------------------------------------------------------------
           100%                      101%                     $22,857
-------------------------------------------------------------------------------
           101%                      102%                     $25,714
-------------------------------------------------------------------------------
           102%                      103%                     $28,571
-------------------------------------------------------------------------------
           103%                      104%                     $31,429
-------------------------------------------------------------------------------
           104%                      105%                     $34,286
-------------------------------------------------------------------------------
           105%                      106%                     $37,143
===============================================================================

            (iii) The Bonus, if any, payable hereunder shall be paid within 30 days after the Employer's independent public accountants certify the Employer's consolidated financial statements for the relevant Fiscal Year.

            (iv) With respect to all computations required pursuant to this
Section 3(B), the determination of the Employer's

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independent public accountants shall be final, binding and
conclusive on the parties.

            C. Employee shall be reimbursed by Employer for all reasonable and necessary costs and expenses incurred by him in the performance of his services hereunder, subject to compliance with such general policies as shall be adopted by the Board of Directors on that subject.

      4.    TERMINATION.

            A. Employee's employment pursuant to this Agreement may be terminated prior to expiration of the term hereof only: (a) by the mutual agreement of Employer and Employee; (b) by Employee's death, automatically on the date of death; or (c) by Employer, if (i) Employee is disabled; (ii) after notification and an opportunity to correct, Employee persists in any refusal or failure to abide by any policy of the Board of Directors of the Employer or any directive of the President of the Employer; or (iii) Employee commits an act constituting a dishonest act or material misconduct, or a fraudulent act or a felony under the laws of any state or of the United States to which the Employer or Employee is subject, and such act results (or is intended to result directly or indirectly) in the Employee's substantial gain or personal enrichment to the detriment of the Employer. For purposes of this Agreement, the term "disabled" means the mental or physical incapacity of the Employee to perform his usual duties for the Employer for a period of 180 consecutive days or more during any 12-month period. If there is any disagreement between the Employee and the Employer

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with respect to whether the Employee is disabled, then the Employer and Employee shall obtain a determination from an impartial reputable physician selected for the purpose of making such determination, whose decision shall be binding upon both parties. If the Employer and the Employee cannot agree upon the selection of such physician, the then president of the Houston Medical Society may make the selection of such physician, which selection shall be binding upon all parties and such physician's decision shall be binding upon all parties.

            B. If Employee's employment is terminated in the manner and for any reason specified in Section 4(A), Employer shall be obligated to pay Employee only his annual salary for the year in which termination occurs, prorated to the date of termination pursuant to Section 3(A), but no Bonus under Section 3(B) shall be payable.

            C. If Employee's employment is terminated in a manner and for any reason other than those specified in Section 4(A), Employee shall receive as liquidated damages and in complete satisfaction of all obligations of Employer under this Agreement, a sum equal to (a) the aggregate salary which would have been payable to Employee pursuant to Section 3(A) for the remaining term of this Agreement had it not been terminated; plus (b) the Bonus, if any, payable under
Section 3(B) with respect to the Fiscal Year in which such termination occurs, such Bonus being prorated through the end of the fiscal quarter in which such termination occurs if

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it occurs prior to the last fiscal quarter of the relevant Fiscal Year.

      5. NON-INTERFERENCE. If Employee's employment is terminated for any reason whatsoever, then and in that event, for a period of one year thereafter, Employee shall not in any way, directly or indirectly, (i) entice any persons to leave the employ of Employer, or (ii) employ any persons who have been employed by Employer within the six months immediately preceding.

      6. CERTAIN BENEFITS. During the term of his employment hereunder, Employee shall be entitled to (i) the use of an Employer-owned automobile consistent with the Employer's policies in effect from time to time on that subject, and (ii) participation, when eligible, in the Employer's 401(k) retirement plan and health insurance plan generally made available to the employees of the Employer, subject to the terms and conditions of such plans as in effect from time to time.

      7. CHOICE OF LAW. This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas. In the event of a dispute hereunder, it is agreed that venue lies in a court of competent jurisdiction in Harris County, Texas. The rights created hereunder are cumulative of any and all other rights of the Employer at law or in equity.

      8. ASSIGNMENTS. Employer shall be permitted to assign this Agreement to its successors or assigns, by reason of any merger, consolidation, reorganization, sale of substantially all of Employer's assets or other business combination, and all covenants

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and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns. The rights and obligations of Employee under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

      9. ENTIRE AGREEMENT. This Agreement embodies the final and entire agreement between the parties hereto and supersedes all prior commitments, agreements (including, without limitation, that certain Employment Agreement dated March 23, 1998, which shall be of no further force or effect), representations, inducements and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions. There are no oral agreements between the parties hereto. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

      10. COUNTERPARTS. This Agreement shall be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement is executed in multiple counterparts in Houston, Texas as of the date first set forth above.

                                    First Investors Financial Services
                                    Group, Inc.


                                    By:   ________________________________
                                          Tommy A. Moore, Jr., President


                                          ________________________________
                                          Joseph A. Pisano

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